      As filed with the Securities and Exchange Commission on May 7, 1996
                                                    Registration No. 333-_______
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                               ------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                       Under The Securities Act of 1933

                               ------------------

                               DELUXE CORPORATION
                (Exact name of Issuer as specified in its charter)

         Minnesota                                      41-0216800
(State or other jurisdiction of               (IRS Employer Identification No.)
incorporation or organization)

                           3680 Victoria Street North
                         St. Paul, Minnesota  55126-2966
               (Address of principal executive offices)   (Zip Code)

                      DELUXE CORPORATION STOCK INCENTIVE PLAN
                              (Full title of the Plan)

                                  John H. LeFevre
                Senior Vice President, General Counsel and Secretary
                                 Deluxe Corporation
                             3680 Victoria Street North
                           St. Paul, Minnesota 55126-2966
                       (Name and address of agent for service)

                                   (612) 483-7008
            (Telephone number, including area code, of agent for service)

- --------------------------------------------------------------------------------
                          CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------
                                    Proposed       Proposed
Title of                            maximum        maximum
securities       Amount             offering       aggregate       Amount of
to be            to be              price          offering        registration
registered       registered         per share(1)   price(1)        fee
- --------------------------------------------------------------------------------
Common Stock
($1.00
par value)       4,000,000 shares    $34.625       $138,500,000    $47,758.62
- --------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h). Such estimate is based upon the average of the high and low prices of the Common Stock as reported by the New York Stock Exchange Composite Tape on April 30, 1996.


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                                   PART II.
                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        Pursuant to General Instruction (E) to Form S-8, Deluxe
        Corporation (the "Company") hereby incorporates the contents of its earlier Registration Statement on Form S-8, as filed with the Securities and Exchange Commission on May 11, 1994 (Registration No. 33-53585), relating to the Deluxe Corporation Stock Incentive Plan (the "Plan") by reference into this Registration Statement. The securities being registered hereunder reflect the reservation of an additional 4,000,000 shares of the Company's common stock, $1.00 par value per share, for issuance under the Plan, which reservation was duly approved by the shareholders of the Company at a meeting held on May 6, 1996.

Item 8. EXHIBITS.

        5      Opinion of Dorsey & Whitney LLP re: legality

        23(a)  Consent of Deloitte & Touche LLP, independent auditors

        23(b)  Consent of Dorsey & Whitney LLP (included in Exhibit 5 above)

        24     Power of Attorney


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                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, Minnesota on the 6th day of May, 1996.

                                        DELUXE CORPORATION

                                        By: /s/   John A. Blanchard III
                                            ----------------------------------
                                            John A. Blanchard III
                                            President and
                                            Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 6th day of May, 1996.

/s/  John A. Blanchard III                President and Chief Executive Officer
- -----------------------------------       (principal executive officer)
John A. Blanchard III

/s/  Charles M. Osborne                   Senior Vice President and
- -----------------------------------       Chief Financial Officer
Charles M. Osborne                        (principal financial and
                                          accounting officer)

Jerry K. Twogood*                         Director

Harold V. Haverty*                        Director

Whitney MacMillan*                        Director

Dr. James J. Renier*                      Director

Barbara B. Grogan*                        Director

Allen F. Jacobson*                        Director

Stephen P. Nachtsheim*                    Director

*By:  /s/   John A. Blanchard III
    ---------------------------------
       John A. Blanchard III
       Attorney-In-Fact


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                                 EXHIBIT INDEX
                                 -------------
Exhibit                                                                    Page
- -------                                                                    ----
5         Opinion of Dorsey & Whitney LLP re: legality................

23(a)     Consent of Deloitte & Touche LLP, independent auditors......

23(b)     Consent of Dorsey & Whitney LLP.............................

24        Power of Attorney..........................................


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                                                                      Exhibit 5


                      [LETTERHEAD OF DORSEY & WHITNEY LLP]


                                   May 6, 1996



Deluxe Corporation
3680 Victoria Street North
Shoreview, MN  55126-2966

Ladies and Gentlemen:

     Reference is made to the Registration Statement on Form S-8 (the "Registration Statement") that you intend to file with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, for the purpose of registering an additional 4,000,000 shares of common stock, $1.00 par value per share (the "Common Stock"), of Deluxe Corporation (the "Company"), which may be issued pursuant to the Deluxe Corporation Stock Incentive Plan (the "Plan"). We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of this opinion.

     Based on the foregoing, we are of the opinion that, assuming that the purchase price for the shares of Common Stock to be issued pursuant to the Plan is at least equal to the par value per share of Common Stock, the shares of Common Stock that will be originally issued in connection with the Plan will, when issued and paid for in accordance with the Plan, be duly authorized, validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,

                                        DORSEY & WHITNEY LLP

RAR


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                                                                  Exhibit 23(a)


INDEPENDENT AUDITORS' CONSENT

Deluxe Corporation:

We consent to the incorporation by reference in this Registration Statement of Deluxe Corporation on Form S-8 of our report dated February 9, 1996 incorporated by reference in the Annual Report on Form 10-K of Deluxe Corporation for the year ended December 31, 1995.

DELOITTE & TOUCHE LLP


Minneapolis, Minnesota
May 6, 1996


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                                                                     Exhibit 24


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John A. Blanchard III, Jerry K. Twogood, Charles M. Osborne and John H. LeFevre, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute a Registration Statement on Form S-8 to be filed under the Securities Act of 1933 for the registration of an additional 4,000,000 shares of Common Stock of Deluxe Corporation under the Deluxe Corporation Stock Incentive Plan and any and all post-effective amendments thereto, and to file such registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable state securities commissions or agencies, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Dated:  May 6, 1996

/s/ John A. Blanchard III
- -----------------------------------
John A. Blanchard III

/s/ Jerry K. Twogood
- -----------------------------------
Jerry K. Twogood

/s/ Charles M. Osborne
- -----------------------------------
Charles M. Osborne

/s/ Harold V. Haverty
- -----------------------------------
Harold V. Haverty

/s/ Whitney MacMillan
- -----------------------------------
Whitney MacMillan

/s/ Dr. James J. Renier
- -----------------------------------
Dr. James J. Renier

/s/ Barbara B. Grogan
- -----------------------------------
Barbara B. Grogan

/s/ Allen F. Jacobson
- -----------------------------------
Allen F. Jacobson

/s/ Stephen P. Nachtsheim
- -----------------------------------
Stephen P. Nachtsheim